UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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LEGG MASON, INC.

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Legg Mason, Inc. 2017 Annual Meeting Brandywine Global Clarion Partners ClearBridge Investments EnTrustPermal Martin Currie QS Investors RARE Infrastructure Royce & Associates Western Asset June 2017

Page 1 Important Disclosures Forward - Looking Statements This presentation may contain forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward - looking statements are not statements of facts or guarantees of future performance, and are subject to risks, uncertainties and other factors that may cause actual results to differ materially from those discussed in the statements. For a discussion of these risks and uncertainties, please see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10 - K for the fiscal year ended March 31, 2017.

Company Overview Key Highlights ▪ Founded in 1899, Legg Mason is a diversified global asset management firm ▪ Headquarters: Baltimore, MD ▪ Performing as a public company for 33 years ▪ Assets Under Management 1 : $727B ▪ Serving individual and institutional investors on 6 continents ▪ Employs approximately 3,400 employees ▪ Global retail distribution capabilities with leading partners ▪ Environmental, Social and Governance Strategies since 1987 1 As of 31 - May - 2017 AUM by Asset Class 25 % Equity 9% Alternative 12% Liquidity 54% Fixed Income Gross Revenues for Fiscal 4Q 2017 41% Equity 18% Alternative 4 % Liquidity 37% Fixed Income Legg Mason has 9 Investment Affiliates, each with its own Investment Authority and Culture Page 2

4 Key Strategic Priorities 1. Investment Products 2. Investment Performance 3. Distribution 4. Productivity We have taken deliberate actions that will allow us to compete with passive strategies for assets and offer products where there is no passive alternative Our strategy is straightforward and focused : To provide global investors with a more diversified set of choices of investment strategies, products, vehicles and distribution channels x Focus on expanding client choice drove strong sales, despite industry - wide investor moves to passive strategies x Completed two acquisitions including a robo adviser, plus a business combination, along with three divestitures to add capabilities and rationalize Legg Mason’s portfolio of investment affiliates x Expanded investment offerings in response to investor demand for choice with new products and vehicles, including ETFs, across investment affiliates, investment strategies and markets x Continued to diversify our business and calibrate costs amidst rapid change in the asset management industry FY 2017 Strategic Actions Position Legg Mason for Future Growth 1 2 3 4 Page 3 Strategic Overview

Expanded Product Offerings to Meet Investor Needs Clarion Partners EnTrust Permal Expanded Product Offerings Financial Guard Corporate Divestitures Completed the acquisition of a majority equity interest in Clarion Partners, a diversified real estate asset management firm based in New York Completed the business combination of the Permal Group, our existing hedge fund of funds platform, with EnTrust Capital, a leading alternative asset management firm headquartered in New York Completed an acquisition of a majority equity position in Financial Guard LLC, an online Registered Investment Advisor and innovative technology - enabled wealth management and investment advice platform Completed divestitures of LMM, LLC, Glouston Capital Partners and Legg Mason Poland Commercialized, launched and repositioned multiple investment products, especially non - mutual fund products, across investment affiliates, investment strategies and markets Diversified Investment Vehicles Enhanced offerings of ETFs, collective investment trusts and separately managed acounts Acquisition fills gaps in our illiquid alternative product offerings Combination of EnTrust and Permal businesses creates a new global alternatives solutions firm and has resulted in significant reductions to pre - deal costs of both companies I ntended to enhance our global distribution efforts; development of the Financial Guard platform after the acquisition, including signing its first financial intermediary client Consistent with our objective to divest non - strategic investment affiliates Diversified vehicles consistent with our strategy to expand global investors’ choices Introduced changes consistent with our strategy to expand global investors’ choices Accomplishment Link to Strategy Reallocated Corporate Costs Reallocated corporate costs to investment in new products, technology and developing new markets Invested to drive activities in pursuit of growth and efficiency Focus on expanding choice drove strong sales, despite industry - wide investor moves to passive strategies Page 4

Share Price 26.00 28.00 30.00 32.00 34.00 36.00 38.00 40.00 Performance Highlights Fiscal Year 2017 Performance Results 9% increase, related to acquisitions and positive market performance, despite minor net client outflows $670 Billion $728 Billion Assets Under Management (Including Assets Under Advisement) FY2016 FY2017 % of AUM Beating Benchmark Values reflect the percentage of Legg Mason strategy AUM which have outperformed their target benchmarks over the relevant time period, as of March 31, 2017 71% 3 year 79% 5 year 80% 10 year 88% Past performance is no guarantee of future results. The information shown above does not reflect the performance of any specific fund. Individual fund performance will differ 1 year 7% increase driven by incremental revenues from acquired investment affiliates $ 2.7 Billion Operating Revenues FY2016 $ 2.9 Billion FY2017 Legg Mason is Well - Positioned to Deliver Long - Term Shareholder Value Strong 1 - Year TSR 1 LM 1 - Year TSR: 9.7% ▪ Announced 27% increase to quarterly dividend, continuing trend of yearly dividend increases ▪ Returned $3.1 billion since March 2010 Total Capital Return ($M) $437 $380 $378 $231 $393 $55 $62 $71 $84 $88 FY 13 FY 14 FY 15 FY 16 FY 17 Shares Repurchase Dividends Paid $492 $442 $449 $315 $481 Page 5 1 S&P Capital IQ (period ranging from 05/31/2016 – 5/31/2017)

Page 6 Engagement and Responsiveness to Stockholders We value stockholder feedback regarding our governance and compensation programs During FY 2017 we: ▪ Reached out to 16 investors holding over 46% of our shares outstanding (not including approximately 10% of our shares outstanding held by our largest investor, Shanda Group) ▪ Engaged with 7 investors holding over 18% of our shares outstanding (3 investors informed us that they did not feel a conversation was currently necessary) In Response to Stockholder F eedback, we have: x Emphasized the linkage between our compensation program and corporate strategy adopted by the Board x Provided more disclosure around the way the Compensation Committee makes decisions and thinks about metrics x Offered greater insight into the way the Compensation Committee appropriately exercises discretion Our engagement program is part of the Board and Compensation Committee’s well - defined annual process to review our compensation programs and governance practices

Page 7 Overview of CEO Compensation Structure Pay Element Base Salary (6%) Annual Incentive Award (37%) Long - Term Equity Based Incentive Award (57%) Components Cash Stock Options and RSUs (38%) Performance Share Units (19%) Cash Performance Element ▪ Reviewed periodically in light of performance factors, market practices and advice of the Compensation Committee’s consultant Financial Performance Metrics: 94% of CEO pay is based on financial, strategic & share price performance Pay Philosophy ▪ Reflects job responsibilities ▪ Provides a stable, reliable monthly income to retain talent ▪ Rewards achievement of annual financial and other company performance goals as well as individual performance ▪ Increases alignment with stockholders ▪ Retains executive officers through four year vesting ▪ Rewards achievement of superior relative TSR vs. peers over three year performance period ▪ Requires above median performance to achieve target payout ▪ Capped at 100% if TSR is negative Global distribution unit gross sales Global distribution unit earnings contribution Net long term AUM flows Net new long term advisory fee revenue Net revenues Bank EBITDA Earnings Per Share Operating margin, as adjusted Relative 1 - yr TSR Relative net income growth Relative Organic Growth Rate Our Compensation Structure Aligns with Strategic Goals and Drives Management Focus

Annual Incentive, 94.3% Base Salary 5.7% Cash Incentive Payment 37.7% Restricted Stock Unit Award 18.9% Stock Option Award 18.9% Performance Share Unit Award 18.9% Page 8 Pay for Performance Alignment Annual Incentive, 87.2% Base Salary 12.8% Cash Incentive Payment 43.6% Restricted Stock Unit Award 14.5% Stock Option Award 14.5% Performance Share Unit Award 14.5% 94.3% of actual CEO compensation is variable 2016 Actual 2017 Target ( $11.2B) $18.2B +$29.4B 2016 Actual 2017 Target ($0.25) $2.19 +$2.44 2016 Actual 2017 Target $253M $203M $(50M) 2016 Actual 2017 Target $2,115M $2,381M +$266M Rigorous Goal Setting Process (Change from 2016 Actual to 2017 Target) Actual NEO Compensation Mix 87.2% of average actual NEO compensation is variable Actual CEO Compensation Mix Net Long - Term AUM Flows Earnings Per Share Global Distrib . Unit Earning Contrib. Net Revenues

Page 9 2017 Compensation Decision Considerations Financial Performance ▪ Compensation Committee concluded that Legg Mason’s financial performance was improved from fiscal year 2016 , but still below levels in prior years Strategic Growth Initiatives ▪ The Committee recognized strong individual performance and progress against outlined strategic initiatives that aim to position Legg Mason for future profitable growth 2017 CEO Compensation Award ▪ Total CEO compensation flat to fiscal year 2016 (following 20% reduction in fiscal year 2016) ▪ CEO paid below peer group median , with variable pay constituting 94% of his total direct compensation of $8,800,000 for fiscal year 2017 ▪ CEO annual incentive award was paid approximately 60% in equity and 40% in cash, as in prior years ▪ Equity awards allocated equally among PSUs which vest based on relative TSR over a three year period, RSUs and stock options The Compensation Committee believes fiscal year 2017 compensation is well aligned with company performance , reflecting strong progress on strategic priorities and modestly improved financial results The Committee seeks feedback on its compensation practices and corresponding CD&A disclosure 2017 CEO Compensation Considerations

Highly Qualified, Diverse and Independent Board

Board of Directors[1] – 2017 Nominees

Joseph A. Sullivan
Chairman & CEO, Legg Mason
Committees: Finance

John V. Murphy
Lead Independent Director
Retired CEO, Oppenheimer Funds Inc.
Committees: Nom. & Corp. Gov. (Chair), Comp., Finance,.

Robert E Angelica
Private Investor; Retired Chairman and CEO, AT&T Investment Mgmt. Corp.
Committees: Audit, Risk (Chair)

Barry W. Huff
Retired Vice Chairman, Deloitte
Committees: Audit (Chair), Finance, Risk

Tianqiao Chen
NEW IN 2017
Vice Chairman, Legg Mason
Chairman & CEO, Shanda Group
Committees: Nom. & Corp. Gov.

W. Allen Reed
Private Investor; Retired CEO, GM Asset Mgmt. Corp.
Committees: Finance (Chair), Nom & Corp. Gov., Risk

Wen-Yu ("Robert") Chiu
NEW IN 2017
President, Shanda Group
Committees: None

Margaret Milner Richardson
Private Consultant and Investor; Former U.S. Coms'r of Internal Revenue
Committees: Audit, Risk

Carol Anthony ("John") Davidson
Private Investor; Retired Controller and CAO, Tyco Int'l
Committees: Audit, Risk

Kurt L. Schmoke
President, University of Baltimore; Former Mayor, City of Baltimore
Committees: Comp., Nom. & Corp. Gov.

2 New Directors Appointed in 2017

Our Highly Qualified, Independent and Engaged Board Oversees Management on Behalf of All Stockholders

Balanced Director Tenure[2]



0-2 yrs.
2
3-10 yrs.
4
10+ yrs.
4

Average Tenure:
~7.1 yrs

Strong Board Diversity



50%
are female or ethnically diverse

Page 10

[1] The Board will consist of 10 members post 2017 annual meeting; Dennis M. Kass, Cheryl Gordon Krongard and John H. Myers are not up for re-election at the 2017 annual meeting
[2] Director tenure calculation does not include those directors stepping off the Board post annual meeting

LEGG MASON
GLOBAL ASSET MANAGEMENT

Strong Governance and Compensation Practices To meet its objectives and create sound governance and compensation programs, Legg Mason places great emphasis on achieving an effective balance between stockholders, the Board and management Compensation Governance Board Governance x Highly Independent Board (90% 1 ) x Lead Independent Director x Majority voting for director elections x Balanced director tenure x Director retirement policy (75 years) x Annual board and committee self - evaluation process x Active stockholder engagement x Diverse and engaged Board of Directors x Stockholder right to call a special meeting x Right to act by written consent x Dedicated Board Risk Committee x No poison pill in place x Pay - for - performance alignment x Minimum four - year vesting (RSUs and Stock Options) x Performance - based equity x Linkage between performance measures and business strategy (TSR metric) x Robust executive stock ownership guidelines x Equity award retention policy x Clawback policy for performance based compensation x Use Tally Sheets when determining executive compensation x Prohibit hedging or pledging without Board approval Page 11 1 The Board will consist of 10 members post 2017 annual meeting, 9 of which are considered independent

Our Board recommends voting FOR Proposals 1 – 6 FOR Proposal 1. Election of Directors Proposal 2. Approval of 2017 Equity Incentive Plan FOR Proposal 3. Amend Our Employee Stock Purchase Plan FOR Proposal 4. Advisory Vote on Say on Pay FOR Proposal 5. An Annual Advisory Vote on Say on Pay FOR We ask for your support on each of the above management proposals Proposal 6. Independent Auditor Ratification FOR Page 12